UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 23, 2008

Date of Report (date of earliest event reported)

THERMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 23, 2008, Thermage, Inc. (“Thermage”) completed its acquisition of Reliant Technologies, Inc. (“Reliant”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Thermage, Relay Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of Thermage, and Reliant and with respect to Articles VII and X only, Steven Mendelow as Securityholder Representative and U.S. Bank National Association as Escrow Agent (the “Merger”).

Under the terms of the Merger Agreement, Thermage purchased Reliant for approximately $25 million in cash, 23.6 million shares of Thermage common stock, and the assumption of up to $7.0 million of net debt, subject to post closing adjustments. The terms of the Merger are more fully described in the Merger Agreement, which was filed by Thermage as Exhibit 2.1 to the Current Report on Form 8-K filed on July 11, 2008, and is incorporated herein by reference.

A copy of the press release announcing the closing of the Merger is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Thermage, Inc. dated as of December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

Date: December 23, 2008	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer